UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 8, 2025

Date of Report (Date of earliest event reported)

GivBux Inc

Exact name of registrant as specified in its charter)

Nevada	000-52142	84-1609495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2751 W Coast Hwy, Suite 200 Newport Beach CA	92663
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 844-448-2899

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $0.001 per share	GBUX	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01 Change in Registrant’s Certifying Accountant

On April 4, 2025 the Board of Directors of GivBux Inc.( the Company) approved the engagement of LAO Professional Services as the Company’s independent registered public accounting firm to perform the year end audit for the period ending 12/31/2024. The Company’s previous auditor Olayinka Oyebola & Co were dismissed due to charges brought against this entity by the SEC relating to securities fraud, As well, OTC Markets had recently put Olayinka Oyebola & Co on their Prohibited Service Providers List which has also aggravated the situation.

Olayinka Oyebola’s & Co reports for the years ending December 2023 and 2022 do not contain an adverse opinion or disclaimer of opinion. During the course of their engagement there were no disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Olayinka Oyebola & Co would have caused them to make reference to the matter in its audit opinion. There were no reportable events (as that is described in Item 304(a)(1)(v) of Regulation S-K) during the period that Olayinka Oyebola & Co.

Item 9.01 Financial Statements and Exhibits

16.1	Letter from Olayinka Oyebola & Co dated 04/08/2025
16.2	Confirmation of Auditor’s Independence for Year ending 12/31/2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act 0f 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

GivBux Inc

Dated:April 8, 2025	By:	/s/ Umesh Singh
Umesh Singh CEO